UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

December 9, 2004

SWS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-19483	75-2040825
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01 Notice of Failure to Satisfy a Continued Listing Rule or Standard

On December 9, 2004, SWS Group, Inc. (the “Registrant”) notified the New York Stock Exchange (the “NYSE”) that, following the resignation of J. Jan Collmer from the Registrant’s Board of Directors as previously reported by the Registrant on Form 8-K, the Registrant failed to comply with the NYSE listing standard related to the membership of the Audit Committee of the Board of Directors.

Specifically, section 303A.07(a) of the NYSE Listed Company Manual requires that the audit committee be made up of three independent directors. Following the resignation of J. Jan Collmer, the Registrant’s Audit Committee consists of only two members. The Registrant’s board is considering its options regarding this vacancy and intends to correct this non-compliance as soon as possible, and anticipates it will have corrected this non-compliance prior to the beginning of the preparation, review and filing of the next SEC periodic report required to be filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: December 15, 2004	By:	/s/ Kenneth R. Hanks
Kenneth R. Hanks,
Executive Vice President, Chief Financial
Officer and Treasurer

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